EXHIBIT 3.1

SECOND AMENDED AND RESTATED

BYLAWS OF

POWERWAVE TECHNOLOGIES, INC.

- - - - - - - - - - - - -

AS AMENDED THROUGH MARCH 18, 2011.

- - - - - - - - - - - - -

ARTICLE I

OFFICES

SECTION 1.  REGISTERED OFFICE.--The registered office shall be established and maintained at the office of the United States Corporation Company, in the City of Dover, in the County of Kent, in the State of Delaware, and said corporation shall be the registered agent of this corporation in charge thereof.

SECTION 2.  OTHER OFFICES.--The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1.  ANNUAL MEETINGS.--Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.  At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2.  OTHER MEETINGS.--Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

SECTION 3. VOTING.--Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these the shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period.  Upon the demand of any stockholders, the vote for directors and the vote upon any question before the meeting, shall be by ballot.  All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 4.  QUORUM.--Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders.  In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present.  At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5.  SPECIAL MEETINGS.-- Except as otherwise specifically provided in the corporation’s Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called only by the President, the Chief Executive Officer, the Chairman of the Board of Directors or upon resolution of a majority of the Board of Directors and shall be called by the Chief Executive Officer or Secretary at the request of the President, the Chief Executive Officer or a majority of the Board of Directors in the form of written notice provided not less than 10 nor more than 60 days prior to the proposed meeting.  Such request shall state the purpose or purposes of the proposed meeting and the business transacted at any special meeting shall be limited to the purpose or purposes state in the notice.

SECTION 6.  NOTICE OF MEETINGS.-- Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting.  No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 7.  ACTION WITHOUT MEETING.-- Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 8.                      NOTIFICATIONS OF NOMINATIONS AND PROPOSAL BUSINESS.-- Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, (a) nominations for the election of directors, and (b) business proposed to be brought before any stockholder meeting may be made by or at the direction of the Board of Directors or by any stockholder entitled to vote in the election of directors generally.  However, any such stockholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such stockholder has given timely notice in proper written form of his intent to make such nomination or nominations or to propose such business.  To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the corporation not later than forty-five (45) days nor more than ninety (90) days prior to such meeting; provided, however, in the event that less than fifty-five (55) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the date of which such notice of the date of the meeting was mailed or such public disclosure was made.  To be in proper written form, a stockholder’s notice to the Secretary shall set forth:

(i)           the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

(ii)           a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)           if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(iv)           such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and

(v)           if applicable, the consent of each nominee to serve as director of the corporation if so elected.

ARTICLE III

DIRECTORS

SECTION 1.  NUMBER AND QUALIFICATION.--The number of directors of the corporation which shall constitute the whole Board shall be eight (8). The number of directors may be increased or decreased from time to time by amendment of the by-laws but the number thereof shall in no event be less than four (4) nor more than nine (9). The directors shall be elected at the annual meeting of stockholders and each director shall be elected to serve until his or her successor shall be elected and qualified. Directors need not be stockholders.

SECTION 2.  RESIGNATIONS.--Any director, member of a committee or other officer may resign at any time.  Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary.  The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3.  VACANCIES.--If the office of any director, member of a committee or other officer become vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

SECTION 4.  REMOVAL.-- Subject to any requirement for a larger vote contained in any applicable law, the Certificate of Incorporation or these Bylaws, any director may be removed, at any time, for cause or otherwise, by the affirmative vote of a majority of the outstanding stock of the corporation then entitled to vote generally for the election of directors, considered for purposes herein as one class.

SECTION 5.  POWERS.--The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these Bylaws conferred upon ore reserved to the stockholder.

SECTION 6.  COMMITTEES.--The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence of disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution, these Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

SECTION 7.  MEETINGS.--The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

Special meetings of the Board may be called by the President or by the Secretary on the written request of any two directors on at least two days’ notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 8.  QUORUM.--A majority of the directors shall constitute a quorum for the transaction of business.  If at any meeting of the Board there shall be less than a quorum present, a majority of the present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 9.  COMPENSATION.--Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting.  Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 10.  ACTION WITHOUT MEETING.--Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent if filed with the minutes of proceedings of the Board or committee.

ARTICLE IV

OFFICERS

SECTION 1.  OFFICERS.--The officers of the corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified.  In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper.  None of the officers of the corporation need be directors.  The officers shall be elected at the first meeting of the Board of Directors after each annual meeting.  More than two offices may be held by the same person.

SECTION 2.  OTHER OFFICERS AND AGENTS.--The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3.  CHAIRMAN.--The chairman of the  Board of Directors, if one be elected shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 4. PRESIDENT.--The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.  He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation.  Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 5.  VICE PRESIDENT.--Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

SECTION 6.  TREASURER.--The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation.  He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements.  He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation.  If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

SECTION 7.  SECRETARY.--The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these Bylaws.  He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President.  He shall have custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

SECTION 8.  ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.--Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

ARTICLE V

INDEMNIFICATION

SECTION 1.  RIGHT TO INDEMNIFICATION.--Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in section 2 of this Article V with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article V or otherwise (hereinafter an “undertaking”).

SECTION 2.  RIGHT OF INDEMNITEE TO BRING SUIT.--If a claim under section 1 of this Article V is not paid in full by the corporation within forty-five (45) days after a written claim has been received by the corporation, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or part in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the delaware general corporation law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article V or otherwise shall be on the corporation.

SECTION 3.  NON-EXCLUSIVITY OF RIGHTS.--The rights of indemnification and to the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 4.--INSURANCE.--The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

SECTION 5.--INDEMNIFICATION OF EMPLOYEES OR AGENTS OF THE CORPORATION.--The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the corporation to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of directors or officers of the corporation.

SECTION 6.  INDEMNIFICATION CONTRACTS.--The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the corporation, or any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article V.

SECTION 7.  EFFECT OF AMENDMENT.--Any amendment, repeal or modification of any provision of this Article V by the stockholders or the directors of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment, repeal or modification.

ARTICLE VI

MISCELLANEOUS

SECTION 1.  FORM AND EXECUTION OF CERTIFICATES.--The certificates of shares of the capital stock of the corporation shall be in such form as shall be approved by the Board of Directors. Shares issued in certificate form shall be signed by the chairman of the Board of Directors or the president, or a vice president, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer. Each certificate of stock shall certify the number of shares owned by the shareholder in the company. The shares of the corporation shall be represented by certificates unless the Board of Directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation.

SECTION 2.  LOST CERTIFICATES.--A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, no exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 3.  TRANSFER OF SHARES.--The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued.  A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4.  STOCKHOLDERS RECORD DATE.--In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5.  DIVIDENDS.--Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient.  Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

SECTION 6.  SEAL.--The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words “CORPORATE SEAL DELAWARE.”  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 7.  FISCAL YEAR.--The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

SECTION 8.  CHECKS.--All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 9.  NOTICE AND WAIVER OF NOTICE.--Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing.  Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated herein, shall be deemed equivalent thereto.

ARTICLE VII

AMENDMENTS

Subject to applicable law and the Certificate of Incorporation, these Bylaws may be altered or repealed, in any particular, and new Bylaws, not inconsistent with any provision of the Certificate of Incorporation or any provision of law, may be adopted, by affirmative vote of a majority of the whole Board.